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          OFFER TO EXCHANGE SHARES OF COMMON STOCK OF INTERLOGIX, INC.
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                      FOR
$19.43, IN CASH, AND THAT NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $0.06 PER
                                     SHARE,
            OF GENERAL ELECTRIC COMPANY EQUAL TO THE EXCHANGE RATIO
          (AS DETERMINED IN THE PROSPECTUS, DATED DECEMBER 28, 2001),
   HAVING A COMBINED VALUE OF $38.86 PER INTERLOGIX, INC. SHARE ACCEPTED FOR
                              EXCHANGE OR PAYMENT

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 28, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               December 28, 2001

To Brokers, Dealers, Commercial Banks
Trust Companies And Other Nominees:

    Margaret Acquisition, Inc. ("Acquisition Sub"), a Delaware corporation and a wholly owned subsidiary of General Electric Company ("GE," and together with Acquisition Sub, the "Acquiror"), has offered to (i) exchange that number of shares of common stock, par value $0.06 per share, of GE ("GE Common Shares") equal to the Exchange Ratio (as determined in the Prospectus, dated
December 28, 2001 (the "Prospectus")), and (ii) pay $19.43, in cash, for a combined value of $38.86, for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated rights to purchase Common Stock (together with the Common Stock, the "Interlogix Shares") of Interlogix, Inc., a Delaware corporation ("Interlogix"), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with the Prospectus, including any amendments or supplements thereto, constitute the "Offer") enclosed herewith.

    The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 17, 2001, by and among GE, Acquisition Sub and Interlogix (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Interlogix will be merged with and into Acquisition Sub (the "Merger"), with Acquisition Sub surviving the Merger as a wholly owned subsidiary of GE. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Interlogix Shares registered in your name or in the name of your nominee.

    The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See the Prospectus section titled "The Offer--Conditions to the Offer."

    For your information and for forwarding to your clients for whom you hold Interlogix Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1.  The Prospectus dated December 28, 2001.

    2. The Interlogix Solicitation/Recommendation Statement on Schedule 14D-9, dated December 28, 2001.

    3. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering Interlogix Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender Interlogix Shares.
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    4.  The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Interlogix Shares are not immediately available or if such certificates and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed, by the expiration date.

    5. A printed form of Letter to Clients which may be sent to your clients for whose accounts you hold Interlogix Shares registered in your name or in the name of your nominee, with space for obtaining such client's instructions with regard to the Offer.

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 30% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

    7.  A return envelope addressed to the Exchange Agent for your use only.

    Your attention is invited to the following:

    1. The consideration per Interlogix Share is the sum of a fraction of a GE Common Share and $19.43 in cash, having an aggregate value of $38.86 per Interlogix Share accepted for payment (determined as described in the Prospectus).

    2.  The Offer is being made for all outstanding Interlogix Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, January 28, 2002, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Interlogix Shares which represent at least a majority of the total Interlogix Shares outstanding on a fully diluted basis, and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions applicable to the Offer and the Merger. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon GE or Acquisition Sub obtaining financing.

    5. The Interlogix board of directors unanimously (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Interlogix stockholders, (2) approved the Merger, the Offer and the Merger Agreement, and (3) recommends that the Interlogix stockholders accept the Offer and tender their Interlogix Shares pursuant thereto and approve and adopt the Merger Agreement.

    6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 30% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

    7. The Acquiror will pay all stock transfer taxes, if any, applicable to the transfer and sale of Interlogix Shares to Acquiror or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Acquiror will accept for exchange or payment Interlogix Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Acquiror gives oral or written notice to the Exchange Agent of Acquiror's acceptance of such Interlogix Shares for exchange or payment pursuant to the Offer. Issuance of GE Common Shares pursuant to the Offer will in all cases be made only after timely receipt by

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the Exchange Agent of (i) certificates for such Interlogix Shares, or timely confirmation of a book-entry transfer of such Interlogix Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in the Prospectus section titled "The Offer--Procedures for Tendering," (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer, and (iii) all other documents required by the Letter of Transmittal.

    Neither Acquiror nor any officer, director, stockholder, agent or other representative of Acquiror will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of Interlogix Shares pursuant to the Offer.

    Acquiror will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 28, 2002, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Interlogix Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Interlogix Shares should be delivered or such Interlogix Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

    If holders of Interlogix Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in the Prospectus section titled "The Offer--Guaranteed Delivery."

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the Information Agent at its address and telephone number set forth on the back cover of the Prospectus.

                                          Very truly yours,
                                          MARGARET ACQUISITION, INC.
                                          GENERAL ELECTRIC COMPANY

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF GE, ACQUISITION SUB, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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